SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2015

SIGMA-ALDRICH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-08135	43-1050617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3050 Spruce Street, St. Louis, MO	63103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 771-5765

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, on September 22, 2014, Sigma-Aldrich Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Merck KGaA, Darmstadt, Germany, a German corporation with general partners (“Parent”), and Mario II Finance Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Parent, providing for, subject to the satisfaction or waiver of specified conditions, the acquisition of the Company by Parent at a price of $140.00 per share in cash.

On November 10, 2015 the Company issued a press release announcing that it has secured final approval from the European Commission of the planned acquisition. All required regulatory approvals under the Merger Agreement have now been obtained and the Company and Parent expect the acquisition to close on November 18, 2015.

A copy of the press release is attached as Exhibit 99.1 and incorporated into this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

The following Exhibit is filed as part of this Current Report on Form 8-K:

Exhibit 99.1	Sigma-Aldrich Corporation Press Release, dated November 10, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2015

SIGMA-ALDRICH CORPORATION

By:	/s/ George L. Miller

Name:	George L. Miller
Title:	Senior Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit 99.1	Sigma-Aldrich Corporation Press Release, dated November 10, 2015.